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                                  EXHIBIT 5.1

September 20, 1995


Bio-Vascular, Inc.
2575 University Avenue
St. Paul, MN  55114-1024

Re:  Bio-Vascular, Inc.
     Amendment No. 1 to Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as counsel for Bio-Vascular, Inc., a Minnesota corporation (the "Company"), in connection with the registration by the Company of 2,070,000 shares of the Company's Common Stock, par value $.01 per share (the "Shares"), which includes 270,000 Shares subject to the Underwriter's over-allotment option, pursuant to the Company's Amendment No. 1 to Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission on September 20, 1995 (the "Registration Statement").

In connection with rendering this opinion, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements and other instruments, certificates of officers, certificates of public officials and other documents as we have deemed necessary or appropriate as a basis for the opinions expressed herein. In connection with our examination, we have assumed the genuineness of all signatures, the authenticity of all documents tendered to us as originals, the legal capacity of all natural persons and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

Based on the foregoing, and subject to the qualifications and limitations stated herein, it is our opinion that:

     1. The Company has the corporate authority to issue the Shares in the manner and under the terms set forth in the Registration Statement.

     2. The Shares have been duly authorized and, when issued, delivered to and paid for by the Underwriter referred to in the Registration Statement, will be validly issued, fully paid and nonassessable.

We express no opinion with respect to laws other than those of the State of Minnesota and the federal law of the United States of America, and we assume no responsibility as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement to its use as part of the Registration Statement, and to the use of our name under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement.
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Bio-Vascular, Inc.
September 20, 1995
Page 2

We are furnishing this opinion to the Company solely for its benefit in connection with the Registration Statement as described above. It is not to be used, circulated, quoted or otherwise referred to for any other purpose. Other than the Company, no one is entitled to rely on this opinion.

Very truly yours,

/s/ Oppenheimer Wolff & Donnelly
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OPPENHEIMER WOLFF & DONNELLY